 Exhibit 32

  WidFit Inc.

Certification Pursuant to 18 U.S.C. § 1350

Section 906 Certifications

Pursuant to 18 U.S.C. § 1350, as enacted by Section 906 of the Sarbanes-Oxley Act of 2002 (Public Law 107-204), the undersigned, Shahira Wely, the Chief Executive Officer and Principal Accounting Officer of WidFit Inc., (the "Company"), hereby certify that:

1.     The Company's Annual Report on Form 10-K for the year ended December 31 2022, as filed with the U.S. Securities and Exchange Commission on the date hereof (the "Report"), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.     The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This Certification is signed on March 30, 2023.

WidFit Inc.

By: /s/ Shahira Wely
Shahira Wely
Chief Executive Officer Principal Accounting Officer

A signed original of this written statement required by Section 906 has been provided to WidFit Inc. and will be retained by WidFit Inc. and furnished to the Securities and Exchange Commission or its staff upon request.